\PHILA2\99664_3


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is dated as of March 11, 1996 by and among RCM Technologies, Inc., a Nevada corporation (the "Company") and the Shareholders of The Consortium, a New Jersey corporation, listed on Schedule "A" attached hereto and made a part hereof (the "Holders").


                              W I T N E S S E T H:


         WHEREAS, the Company and Holders are parties to a Stock Purchase Agreement dated as of March 1, 1996 (the "Stock Purchase Agreement") pursuant to which the Company acquired 100% of the outstanding stock of The Consortium (the "Acquisition");

         WHEREAS, pursuant to the Acquisition, the Holders are to receive certain shares of the Company's $.05 par value common stock (the "Common Stock");

         WHEREAS, the parties hereto desire to set forth their agreement concerning the registration under the Securities Act of 1933, as amended of the Common Stock issued to the Holders in connection with the Acquisition.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

         1.       Definitions.

                  (a) "Acquisition" shall mean the Acquisition by the Company of 100% of the outstanding stock of The Consortium pursuant to the terms of the Stock Purchase Agreement entered into on March 1, 1996.

                  (b) "Closing" shall mean that date upon which a closing of the Acquisition occurs.

                  (c)      "Company" shall mean RCM Technologies, Inc.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934.

                  (e) "Holders" shall mean the former shareholders of The Consortium (identified on the signature page hereof) who have


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received shares of the Company's Common Stock pursuant to the
Acquisition.

                  (f) "Restricted Stock" shall mean the Common Stock of the Company that has been issued to the Holders pursuant to the Acquisition and any Common Stock issued as a dividend or distribution with respect to, or in exchange or replacement of, such Common Stock.

                  (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any relevant time.

                  (h) "SEC" shall mean the United States Securities and Exchange Commission.

                  (i) "Trading Day" shall mean any day on which the New York Stock Exchange is open for trading.

         Capitalized terms used in this Registration Rights Agreement and not otherwise defined herein shall have the same meaning ascribed thereto in the Stock Purchase Agreement.

         2.       Shelf Registration.

                  (a) RCM shall prepare and file, not later than February 15, 1997, a Registration Statement with the SEC and use its best efforts to as promptly as possible have such Registration Statement declared effective for the purpose of facilitating the public resale of the Restricted Stock subject to the limitations upon resale set forth at subparagraph 2(c) hereafter, or as otherwise contained herein. The Company shall not be obligated to obtain a commitment from an underwriter relative to the sale of such Restricted Stock, whether in a public offering or private placement transaction; nor shall the Company be restricted in any manner from including the distribution, issuance or resale of any other securities within such Registration Statement.

                  (b) RCM agrees to indemnify and hold harmless each of the Holders, requesting or joining in a registration, each underwriter (as defined in the Securities Act) if any managing the offering of the securities thereunder, each person who controls any such Holder or underwriter within the meaning of Section 15 of the Securities Act and/or Section 20 of the Exchange Act and each of the officers, directors, employees and agents of the foregoing in their respective capacities as such, to the fullest extent

                                                         2

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permitted  by  law,  from  and  against  any  and all  actions,  suits,  claims, proceedings,  costs, losses, damages, judgments,  amounts paid in settlement and
expenses   (including   without  limitation   reasonable   attorneys'  fees  and
disbursements) to which any of them may become subject under the Securities Act or otherwise insofar as the same arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereof,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by RCM of any federal or state law, rule or regulation applicable to RCM and relating to action required of or inaction by RCM in connection with any such registration.

                  (c) Public resale by the Holders of the Restricted Stock shall be subject to the following limitations: (i) no public resales by any of the Holders will be permitted earlier than April 1, 1997; (ii) from April 1, 1997 through March 11, 1998 (the second anniversary of the Closing) all public resales by Martin Blaire and Barry Meyers, in the aggregate, will be limited to that number of shares of Restricted Stock that upon resale will yield gross proceeds to Messrs. Blaire and Meyers of $600,000, and no public resales will be permitted during this period by any of the other Holders; (iii) from March 11, 1998 (the second anniversary of the Closing through March 11, 1999 (the third anniversary of the Closing), each of the Holders will be permitted to effectuate the public resale of shares of Restricted Stock limited in a manner calculated under Rule 144(e) under the Act (as such Rule is in effect on the Closing), as though such shares of Restricted Stock were treated as "restricted securities" held by "affiliates" or "persons other than affiliates," whichever the case may be, to the extent such terms are defined under Rule 144, however, in no event greater than 50,000 shares per week per Holder; and (iv) following March 11, 1999 (the third anniversary of the Closing), public resales of the Restricted Stock will be permitted without regard to numerical limitations under this subparagraph 2(c).

         3.       Registration Procedures.  The Company shall:

                  (a)  prepare  and file  with  the  Commission  a  Registration
Statement with respect to the Restricted Stock by no later than February 15, 1997 and use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective until all of the Restricted Stock has been sold pursuant thereto;

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                  (b) prepare and file with the Commission  such  amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Subparagraph 3(a) above and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the Holders' intended method of disposition set forth in such Registration Statement for such period;

                  (c) furnish to each Holder and to each underwriter, if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

                  (d) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Holders, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) immediately notify each Holder under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made;

                  (f) make available for inspection by each Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;


                                                         4

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                  (g) For  purposes of  Subparagraphs  3(a) and 3(b) above,  the period of distribution of Restricted Stock shall be deemed to extend until (A) in an underwritten public offering of all of the Restricted Stock, each underwriter has completed the distribution of all securities purchased by it; and (B) in any other registration, all shares of Restricted Stock covered thereby shall have been sold;

                  (h) if the Common Stock of the Company is listed on any securities exchange or automated quotation system, the Company shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system;

                  (i) enter into normal and customary underwriting arrangements or an underwriting agreement and take all other reasonable and customary actions if the Holders sell their shares of Restricted Stock pursuant to an underwriting (however, in no event shall the Company, in connection with such underwriting, be required to undertake any special audit of a fiscal period in which an audit is normally not required);

                  (j) notify the Holders if there are any amendments to the Registration Statement, any requests by the SEC to supplement or amend the
Registration  Statement,  or of any  threat  by  the  SEC  or  state  securities commission to undertake a stop order with respect to sales under the Registration Statement; and

                  (k) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

         4.       Expenses.

                  (a) For the purposes of this Paragraph (4), the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with paragraphs (2) and (3) of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, "blue sky" fees, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and

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registrars.  The term "Selling Expenses" shall mean: all underwriting  discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

                  (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statement filed pursuant to paragraphs (2) and (3) of this Agreement. All Selling Expenses in connection with any Registration Statement filed pursuant to paragraphs (2) and
(3) of this Agreement shall be borne by the participating Holders in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

         5.       Obligations of Holder.

                  (a) In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Restricted Stock in the Registration Statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

                  (b) In connection with each registration pursuant to paragraph
(2) of this Agreement, the Holders included therein will not effect sales thereof until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus.

         6.       Information Blackout.

                  (a) At any time when a registration statement effected pursuant to Paragraph 2 relating to Restricted Stock is effective, upon written notice from the Company to the Holders that the Company has determined in good faith that sale of Restricted Stock pursuant to the registration statement would require disclosure of non-public material information, all Holders shall suspend sales of Restricted Stock pursuant to such registration statement until the earlier of:

                               (i)     thirty (30) days after the Company makes
such good faith determination, and

                                  (ii)    such time as the Company notifies the
Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed.

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         7.       Miscellaneous Provisions.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
Jersey.

                  (b) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

                  (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

                           (i)      if to the Company, to:

                                    Mr. Leon Kopyt
                                    Chief Executive Officer
                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey  08109-4613
                                    Telephone Number: (609) 486-1777
                                    Telecopy Number: (609) 488-8833



                                    with a copy to:

                                    Stephen M. Cohen, Esquire
                                    Clark, Ladner, Fortenbaugh & Young
                                    One Commerce Square
                                    2005 Market Street, 22nd Floor
                                    Philadelphia, PA  19103
                                    Telephone Number: (215) 241-1868
                                    Telecopy Number: (215) 241-1857

                           (ii)     if to the Holders, to:

                                    Barry Meyers
                                    384 Highview Terrace
                                    Ridgewood, NJ  07450

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                                    Martin Blaire
                                    Lewis Road
                                    Irvington, NY  10533

                                    Marie Wolfson
                                    210 Marc Boulevard
                                    Boonton, NJ  07005

                                    Howard Ross
                                    1260 Westover Road
                                    Stamford, CT  06902

                                    Alexander Valcic
                                    412 East 55th Street
                                    New York, NY  10022

                                    with a copy to:

                                    Joshua B. Gillon, Esquire
                                    Schneck Weltman Hashmall & Mischel LLP
                                    1285 Avenue of the Americas
                                    New York, NY  10019
                                    Telephone Number: (212) 956-1500
                                    Telecopy Number: (212) 956-3252

or, at such other address as any of the parties shall have furnished in writing to the other parties hereto.

                  (e) Successors and Assigns; Holders as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of all Holders and their respective successors and assigns.

                  (f)  Headings.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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ATTEST:                                              RCM TECHNOLOGIES, INC.

By:____________________________ By: __________________
                                                                       Name:
                                     Title:


----------------------------
Barry Meyers

----------------------------
Martin Blaire

----------------------------
Marie Wolfson

----------------------------
Howard Ross

-----------------------------
Alexander Valcic


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                                            SCHEDULE A

List of Shareholders of The Consortium

Martin Blaire
Barry Meyers
Marie Wolfson
Howard Ross
Alexander Valcic


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